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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          THE SHERWIN-WILLIAMS COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          THE SHERWIN-WILLIAMS COMPANY
                           101 PROSPECT AVENUE, N.W.
                             CLEVELAND, OHIO 44115
                                 (216) 566-2000
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

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

                            [SHERWIN WILLIAMS LOGO]

                          THE SHERWIN-WILLIAMS COMPANY

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held April 24, 2002

                               ------------------

     The Annual Meeting of Shareholders of THE SHERWIN-WILLIAMS COMPANY will be held in the Landmark Conference Center, 927 Midland Building, 101 Prospect Avenue, N.W., Cleveland, Ohio on Wednesday, April 24, 2002 at 9:00 A.M., local time, for the following purposes:

     1. To fix the number of directors of Sherwin-Williams at eleven and to elect eleven directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected;

     2. To approve The Sherwin-Williams Company 2003 Stock Plan; and

     3. To transact such other business as may properly come before the Annual Meeting.

     Shareholders of record at the close of business on February 25, 2002 are the only shareholders entitled to notice of and to vote at the Annual Meeting.

     This year, we are again offering shareholders of record the convenience of voting electronically by the Internet or telephone. We encourage you to vote electronically and help us save money. If you vote by the Internet or telephone, you should not return your proxy card. If you choose to vote by mail, please sign, date and return your proxy card in the envelope provided.

                                          L. E. STELLATO
                                          Secretary

101 Prospect Avenue, N.W.
Cleveland, Ohio 44115-1075
March 14, 2002

                            YOUR VOTE IS IMPORTANT!
     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY VOTE BY THE INTERNET, BY TELEPHONE OR BY COMPLETING AND RETURNING THE ENCLOSED PROXY CARD. VOTING EARLY WILL HELP AVOID ADDITIONAL SOLICITATION COSTS AND WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING IF YOU WISH TO DO SO.

                          THE SHERWIN-WILLIAMS COMPANY

                           101 PROSPECT AVENUE, N.W.

                           CLEVELAND, OHIO 44115-1075

                                PROXY STATEMENT

                                                                  March 14, 2002

                                  PRELIMINARY

     The enclosed proxy is requested by the Board of Directors in connection with the Annual Meeting of Shareholders to be held April 24, 2002 for the purpose of considering and acting upon the matters specified in the foregoing Notice of Annual Meeting of Shareholders. This Proxy Statement is first being mailed on approximately March 14, 2002.

                                 ANNUAL REPORT

     Sherwin-Williams' Annual Report to Shareholders for the year ended December 31, 2001 is enclosed with this Proxy Statement. Additional financial and other reports may be submitted at the Annual Meeting, but it is not intended that any action will be taken relating to those reports.

                               VOTING PROCEDURES

WHO IS ENTITLED TO VOTE?

     Only record holders of common stock and convertible participating serial preferred stock at the close of business on February 25, 2002, the record date, are entitled to vote at the Annual Meeting. At the close of business on the record date, 152,564,448 shares of common stock and 141,456 shares of convertible participating serial preferred stock were outstanding. Each share owned on the record date is entitled to one vote.

HOW DO I VOTE?

     If you are a shareholder of record, you can vote in person at the Annual Meeting or you can vote on the Internet, by telephone or by signing and mailing your proxy card in the enclosed envelope. Detailed instructions for Internet and telephone voting are attached to your proxy card.

     If you are a shareholder of record and you vote by the Internet or telephone, your vote must be received by 5:00 p.m. E.S.T. on April 23, 2002; you should not return your proxy card. If you hold shares through a broker or other nominee, you should complete, sign and date the voting instruction card provided to you by your broker or nominee or vote by the Internet or telephone as permitted by your broker or nominee.

     Shareholders of record may also be represented by another person present at the Annual Meeting by signing a proxy designating such person to act on your behalf. If you hold shares through a broker or nominee, you may not vote in person at the Annual Meeting unless you have obtained a signed proxy from your broker or nominee giving you the right to vote your shares.

HOW DO I VOTE IF I AM A PARTICIPANT IN THE STOCK OWNERSHIP AND AUTOMATIC DIVIDEND REINVESTMENT PLAN OR THE EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN?

     If you are a participant in one of these plans, your proxy card also serves as voting instructions for the number of shares which you are entitled to direct the vote under each plan. You may vote your shares by the Internet, telephone or mail in the same manner outlined above. If you are a participant in the Employee Stock Purchase and Savings Plan, your vote must be received by the close of business on April 18, 2002.

WHAT ARE THE VOTING RECOMMENDATIONS OF THE BOARD OF DIRECTORS?

     The Board of Directors recommends that you vote FOR fixing the number of directors at eleven and electing the eleven nominees for directors and FOR approval of the 2003 Stock Plan.

     The Board of Directors is not aware of any other matters that will be brought before the Annual Meeting for action. However, if any other matters that may properly come before the Annual Meeting are brought up for vote, it is intended that the proxy holders may vote or act according to their judgment.

WHAT CONSTITUTES A QUORUM FOR THE ANNUAL MEETING?

     For a quorum, there must be present, in person or by proxy, shareholders of record entitled to exercise not less than fifty percent of the voting power of Sherwin-Williams. Proxy cards marked as withholding authority, as well as proxy cards containing abstentions and "broker non-votes," will be treated as present for purposes of determining a quorum. A "broker non-vote" occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

     The proposal to fix the number of directors at eleven requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting. The nominees receiving the greatest number of votes will be elected. A proxy card marked as withholding authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for quorum purposes.

     The proposal to approve the 2003 Stock Plan requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting. A proxy card marked as abstaining with respect to this proposal will be treated as present and entitled to vote and will be counted for quorum purposes, but will not be counted as a vote for purposes of this proposal. Accordingly, an abstention will have the effect of a negative vote. A broker non-vote will not be treated as present and entitled to vote on this proposal and, therefore, will not be counted as a vote for purposes of this proposal, although it will be counted for quorum purposes.

     All other proposals and other business as may properly come before the Annual Meeting require the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting, except as otherwise required by statute or Sherwin-Williams' Amended Articles of Incorporation.

     The proxy holders will vote your shares in accordance with your directions. If you sign and return your proxy card, but do not properly direct how your shares should be voted on a proposal, the proxy holders will vote your shares FOR fixing the number of directors at eleven and electing the eleven nominees for directors, FOR approval of the 2003 Stock Plan, and in the proxy holder's discretion upon such other business as may properly come before the Annual Meeting. If you do not timely vote, the proxy holders cannot vote your shares (or, in the case of the Employee Stock Purchase and Savings Plan, your shares will be voted in the same proportion as the trustee votes those shares for which it receives proper instructions). Any unallocated shares held in the Employee Stock Purchase and Savings Plan also will be voted by the trustee in the same proportion as the trustee votes those shares for which it receives proper instructions.

CAN I REVOKE OR CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

     Yes. You can revoke or change your vote before the proxy holders vote your shares by timely:

     - Filing a written revocation with Sherwin-Williams' Vice President, General Counsel and Secretary;

     - Returning a later signed and dated proxy card;

     - Entering a new vote by the Internet or telephone; or

     - Voting in person at the Annual Meeting.

                       ELECTION OF DIRECTORS (PROPOSAL 1)

     At the Annual Meeting, the number of directors is to be fixed at eleven, and eleven directors are to be elected to hold office until the next Annual Meeting of Shareholders and until their successors are elected. The nominees are listed below. Should any nominee decline or be unable to accept such nomination or be unable to serve, an event which management does not now expect, the Board of Directors reserves the right in its discretion to substitute another person as a nominee or to reduce the number of nominees. In this event, the proxy holders may vote in their discretion for any substitute nominee proposed by the Board of Directors unless you indicate otherwise.

     All of the nominees currently are directors of Sherwin-Williams. All of the nominees were elected by the shareholders at the 2001 Annual Meeting, except for Mr. McCullough who was appointed a director by unanimous action of the Board of Directors on February 6, 2002. The following is information regarding each nominee:

JAMES C. BOLAND
President and Chief Executive Officer,
CAVS/Gund Arena Company
Director since 1998

James C. Boland, 62, has served as President and Chief Executive Officer of CAVS/Gund Arena Company (the Cleveland Cavaliers and the Cleveland Rockers professional basketball teams and Gund Arena) since January 1998. Prior to his retirement from Ernst & Young in September 1998, Mr. Boland served for 22 years as a partner of Ernst & Young in various roles including Vice Chairman and Regional Managing Partner as well as a member of the firm's Management Committee from 1988 to 1996 and as Vice Chairman of National Accounts from 1997 to his retirement. Mr. Boland is also a Director of Invacare Corporation and is a Trustee of Leadership Cleveland, the Great Lakes Science Center, Bluecoats, Inc. and The 50 Club of Cleveland.

JOHN G. BREEN
Retired, Former Chairman, Chief
Executive Officer and President,
Sherwin-Williams
Director since 1979

John G. Breen, 67, prior to his retirement in April 2000, served as Chairman of Sherwin-Williams since April 1980. Mr. Breen served as Chief Executive Officer of Sherwin-Williams from January 1979 to October 1999 and President of Sherwin-Williams from March 1999 to October 1999. Mr. Breen is also a Director of National City Corporation, MeadWestvaco Corporation, Parker-Hannifin Corporation, The Goodyear Tire and Rubber Company and The Stanley Works. Mr. Breen is a Trustee of The Achievement Centers for Children, Catholic Charities Corporation, John Carroll University, the Musical Arts Association (The Cleveland Orchestra) and University Hospitals of Cleveland, and is a Member of the Visiting Committee of Case Western Reserve University School of Medicine.

DUANE E. COLLINS
Chairman,
Parker-Hannifin Corporation
Director since 1996

Duane E. Collins, 65, has served as Chairman of Parker-Hannifin Corporation (manufacturer of motion control products) since October 1999. Mr. Collins served as Chief Executive Officer of Parker-Hannifin from July 1993 to June 2001 and President of Parker-Hannifin from July 1993 to February 2000. Mr. Collins is also a Director of MeadWestvaco Corporation and National City Bank, is a Trustee of the Cleveland YMCA and University Hospitals Health System (Cleveland), and is a Member of the Visiting Committee of Case Western Reserve University Weatherhead School of Management.

CHRISTOPHER M. CONNOR
Chairman and Chief Executive Officer,
Sherwin-Williams
Director since 1999

Christopher M. Connor, 45, has served as Chairman of Sherwin-Williams since April 2000 and Chief Executive Officer of Sherwin-Williams since October 1999. Mr. Connor served as Vice Chairman of Sherwin-Williams from October 1999 to April 2000, President, Paint Stores Group of Sherwin-Williams from August 1997 to October 1999 and President & General Manager, Diversified Brands Division of Sherwin-Williams from April 1994 to August 1997. Mr. Connor has been with Sherwin-Williams since 1983 in roles of increasing responsibility. Mr. Connor is also a Director of National City Bank and is a Trustee of Keep America Beautiful, University Hospitals of Cleveland, The Catholic Diocese of Cleveland Foundation, the Musical Arts Association (The Cleveland Orchestra) and Walsh Jesuit High School.

DANIEL E. EVANS
Retired, Former Chairman, Chief
Executive Officer and Secretary,
Bob Evans Farms, Inc.
Director since 1990

Daniel E. Evans, 65, prior to his retirement in April 2001, served as Chairman of Bob Evans Farms, Inc. (food products and restaurants) since 1971. Mr. Evans served as Chief Executive Officer and Secretary of Bob Evans Farms from 1971 to April 2000. Mr. Evans is also a Director of Evans Enterprises, Inc., Motorists Mutual Insurance Company and National City Corporation.

ROBERT W. MAHONEY
Retired, Former Chairman, Chief
Executive Officer and President,
Diebold, Incorporated
Director since 1995

Robert W. Mahoney, 65, prior to his retirement in April 2000, served as Chairman of Diebold, Incorporated (manufacturer of financial self-service transaction systems and security products) since April 1988. Mr. Mahoney served as Chief Executive Officer of Diebold from April 1988 to November 1999 and President of Diebold from July 1993 to November 1996. Mr. Mahoney is also the Deputy Chairman of the Federal Reserve Bank of Cleveland, is a Director of The Timken Company, is a Trustee of Mercy Medical Center (Canton, Ohio), Mount Union College and the Professional Football Hall of Fame, and is a Member of the Stark (County, Ohio) Development Board and the Chamber of Commerce Leadership Canton (Ohio) Advisory Board.

GARY E. MCCULLOUGH
Senior Vice President - Americas,
Wm. Wrigley Jr. Company
Director since 2002

Gary E. McCullough, 43, has served as Senior Vice President - Americas of Wm. Wrigley Jr. Company (manufacturer and marketer of chewing gums and confectionery products) since March 2000. Mr. McCullough served in a variety of marketing and management positions at The Procter & Gamble Company, in the United States and abroad, from June 1987 to March 2000. Immediately prior to joining Wrigley, Mr. McCullough served as General Manager, North America Home Care Category from December 1998 to March 2000, Marketing Director, Juice Products Category from September 1996 to December 1998, and Marketing Director, Laundry & Cleaning Products, Venezuela from December 1995 to September 1996. Mr. McCullough is a Trustee of Keep America Beautiful and is a member of the Board of Advisors of the National Industries for the Blind.

A. MALACHI MIXON, III
Chairman and Chief Executive Officer,
Invacare Corporation
Director since 1993

A. Malachi Mixon, III, 61, has served as Chief Executive Officer of Invacare Corporation (manufacturer and distributor of home health care products) since January 1980 and Chairman of Invacare since September 1983. Mr. Mixon served as President of Invacare from January 1980 to November 1996. Mr. Mixon is also a Director of The Lamson and Sessions Co., is Chairman of The Cleveland Clinic Foundation and the Cleveland Institute of Music, and is a Trustee of Case Western Reserve University.

CURTIS E. MOLL
Chairman and Chief Executive Officer,
MTD Products, Inc.
Director since 1997

Curtis E. Moll, 62, has served as Chairman and Chief Executive Officer of MTD Products, Inc. (manufacturer of outdoor power equipment and tools, dies and stampings for the automotive industry) since October 1980. Mr. Moll is also a Director of AGCO Corporation and Shiloh Industries, Inc.

JOSEPH M. SCAMINACE
President and Chief Operating Officer,
Sherwin-Williams
Director since 1999

Joseph M. Scaminace, 48, has served as President and Chief Operating Officer of Sherwin-Williams since October 1999. Mr. Scaminace served as President, Consumer Group of Sherwin-Williams from July 1998 to October 1999, President & General Manager, Coatings Division of Sherwin-Williams from June 1997 to July 1998, and President & General Manager, Automotive Division of Sherwin-Williams from April 1994 to June 1997. Mr. Scaminace is also a Trustee of The Cleveland Clinic Foundation, Marymount Health Care Systems and Womankind.

RICHARD K. SMUCKER
President and Co-Chief Executive Officer,
The J.M. Smucker Company
Director since 1991

Richard K. Smucker, 53, has served as Co-Chief Executive Officer of The J.M. Smucker Company (makers of food products) since February 2001 and President of J.M. Smucker since January 1987. Mr. Smucker is also a Director of J.M. Smucker, International Multifoods Corporation and Wm. Wrigley Jr. Company, and is a Trustee of the Musical Arts Association (The Cleveland Orchestra).

                           COMPENSATION OF DIRECTORS

     Currently, each director who is not a Sherwin-Williams employee receives an annual retainer of $35,000 earned and payable monthly. In addition, each such director receives $1,750 for each meeting of the Board of Directors or Committee of the Board of Directors that such director attends or $2,000 for each meeting of a Committee of the Board of Directors that such director chairs. Officers of Sherwin-Williams who also serve as directors do not receive any compensation specifically for services as a member of the Board of Directors or any Committee. Directors are permitted to defer all or a portion of their fees under the Director Deferred Fee Plan. Deferred fees may be invested in either a common stock account, a shadow stock account or an interest bearing cash account.

     In addition, directors who are not Sherwin-Williams employees may receive stock options and restricted stock under the 1997 Stock Plan for Nonemployee Directors. This plan was approved by the shareholders at the 1997 Annual Meeting. During 2001, each nonemployee director received a grant of 2,000 options at an exercise price equal to the fair market value of common stock on the date of grant. One third of the options become exercisable on each of the first, second and third anniversary dates of the date of grant. No shares of restricted stock were awarded to any nonemployee director during 2001.

     Mr. Breen retired as Chairman of Sherwin-Williams in April 2000. Following his retirement, Mr. Breen remained as a director for which he receives compensation in an amount equal to the compensation received by the other nonemployee directors. He also entered into a consulting agreement with Sherwin-Williams. Under the agreement, Mr. Breen agreed to perform business and community-related consulting services which enhance the reputation and further the interests of Sherwin-Williams. The agreement has a term ending on December 31, 2004. As compensation for the consulting services, Mr. Breen received a fee of $138,600 in 2001 and will receive an annual fee for each remaining year of the term in the amount of $152,500 for 2002, $167,700 for 2003 and $184,500 for
2004. In the event of a change of control of Sherwin-Williams or Mr. Breen's death prior to the end of the term, any unpaid fees with respect to the remaining period of the term will be immediately due and payable. Mr. Breen also receives office space, part-time administrative assistance and maintenance of a home security system. Mr. Breen is reimbursed for all air fare expenses associated with his performance of consulting services, but he is responsible for all other associated expenses.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held six meetings during 2001. Each director attended at least

75% of the meetings of the Board of Directors and committees on which he served.

     The Board of Directors has established, among other committees, an Audit Committee, a Board Composition Committee and a Compensation and Management Development Committee. The functions and members of these Committees are as follows:

     AUDIT. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling the Board of Directors' oversight responsibilities on matters relating to: Sherwin-Williams' financial reports and other financial information provided by Sherwin-Williams to any governmental body or the public; Sherwin-Williams' systems of internal controls regarding financing, accounting and legal compliance; Sherwin-Williams' auditing, accounting and financial reporting processes generally; and such other matters as may be specifically delegated to the Committee by the Board of Directors. The Board of Directors has adopted a written charter for the Committee. A copy of the charter was attached to last year's proxy statement.

     The Audit Committee met twice during 2001 and is currently composed of four directors: J. C. Boland, R. W. Mahoney, C. E. Moll and R. K. Smucker (Chairman). Each member of the Committee is independent as defined in the listing standards of the New York Stock Exchange.

     BOARD COMPOSITION. The Board Composition Committee develops plans for the composition of the Board of Directors. Matters considered by this Committee include the size of the Board of Directors and the number of independent directors, as well as the skills and disciplines desired as represented by individual directors. The Committee also is charged with the responsibility to conduct searches for prospective members, interview candidates and make selections and recommendations to the Board of Directors. The Committee has not undertaken to consider nominees recommended by shareholders but has and may continue to employ professional search firms to assist it in identifying potential members of the Board of Directors with the desired skills and disciplines.

     The Board Composition Committee met twice in 2001 and is currently composed of three directors: J. G. Breen, D. E. Collins and A. M. Mixon, III (Chairman).

     COMPENSATION AND MANAGEMENT DEVELOPMENT. The Compensation and Management Development Committee is primarily responsible for matters relating to Sherwin-Williams' management compensation programs and management succession planning. Specifically, the Committee establishes general policies on an annual basis for changes in compensation for all key employees, reviews and approves the compensation for the Chairman and Chief Executive Officer and the other executive officers and key employees; administers the Management Incentive Plan; authorizes and approves grants of stock options, stock appreciation rights and restricted stock under the 1994 Stock Plan and the 1997 Stock Plan for Nonemployee Directors; authorizes actions relating to the employee benefit plans, programs and arrangements; and reviews management programs for developing competent managers for present and future needs.

     The Compensation and Management Development Committee met three times during 2001 and is currently composed of four independent directors: J. C. Boland, D. E. Collins (Chairman), D. E. Evans and R. W. Mahoney.

                             AUDIT COMMITTEE REPORT

     Management has the primary responsibility for the integrity of Sherwin-Williams' financial information. Ernst & Young LLP, Sherwin-Williams' independent auditors, is responsible for conducting independent audits of Sherwin-Williams' financial statements in accordance with generally accepted auditing standards and expressing an opinion on the financial statements based upon those audits. The Audit Committee is responsible for overseeing the conduct of these activities by management and Ernst & Young LLP.

     As part of its responsibility, the Audit Committee has reviewed and discussed the audited financial statements with management and Ernst & Young LLP. The Audit Committee also has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP that firm's independence.

     Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Sherwin-Williams' Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                AUDIT COMMITTEE

                             R.K. Smucker, Chairman
                                  J.C. Boland
                                  R.W. Mahoney
                                   C.E. Moll

                              MATTERS RELATING TO
                            THE INDEPENDENT AUDITORS

     APPOINTMENT OF ERNST & YOUNG LLP. The Board of Directors has appointed Ernst & Young LLP to examine Sherwin-Williams' consolidated financial statements for the fiscal year ending December 31, 2002. Ernst & Young LLP acted as Sherwin-Williams' independent auditors for the fiscal year ended December 31, 2001. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they wish and to respond to appropriate shareholder questions.

     AUDIT FEES. The aggregate fees billed for professional services rendered for the audit of Sherwin-Williams' consolidated financial statements for the fiscal year ended December 31, 2001 and for the reviews of Sherwin-Williams' consolidated financial statements included in its Quarterly Reports on Form 10-Q for that fiscal year were $579,000.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. During 2001, Ernst & Young LLP did not perform any services for Sherwin-Williams relating to the design or implementation of Sherwin-Williams' financial information systems.

     ALL OTHER FEES. During 2001, Ernst & Young LLP billed $821,520 in aggregate fees for all services rendered by Ernst & Young, other than the audit services described above. The Audit Committee of the Board of Directors has considered whether providing these non-audit services is compatible with maintaining Ernst & Young LLP's independence.

                             COMPENSATION COMMITTEE
                                 INTERLOCKS AND
                             INSIDER PARTICIPATION

     The following directors served on the Compensation and Management Development Committee of Sherwin-Williams' Board of Directors during 2001: J. C. Boland, D. E. Collins, D. E. Evans, R. W. Mahoney and W. G. Mitchell. Mr. Breen, who retired as Chairman of Sherwin-Williams in April 2000, serves on the Compensation and Management Development Committee of the Board of Directors of Parker-Hannifin Corporation, of which Mr. Collins is Chairman.

                          COMPENSATION AND MANAGEMENT
                             DEVELOPMENT COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     MANAGEMENT COMPENSATION PROGRAM. Sherwin-Williams' management compensation program is administered by the Compensation and Management Development Committee of the Board of Directors. The Committee is composed of four independent directors and reports to the Board of Directors on all compensation matters regarding certain members of Sherwin-Williams' management, including the executive officers. The executive officers are identified in Sherwin-Williams' 2001 Annual Report to Shareholders. The program is designed to attract, motivate and retain key executives and to establish and maintain a performance and achievement-oriented environment. The program consists of both cash and equity-based compensation. The program provides for:

     - competitive base salary levels which reflect, in part, individual performance,

     - additional annual incentive compensation based on the achievement of financial and other performance goals, and

     - long-term stock-based incentive opportunities.

     The annual base salary, annual incentive compensation and long-term incentive opportunities are intended to be competitive with market base salary and incentive compensation opportunities. The Committee utilizes data from various commercially available executive compensation surveys in order to identify, on an annual basis, the base salary and incentive opportunities available at manufacturing companies with comparable sales. The Committee believes that these companies likely compete with Sherwin-Williams for executive talent. These companies may include some of the companies comprising the peer group identified in the performance graph if such companies participated in one or more of the compensation surveys. For the various components of compensation, the Committee uses the median compensation paid to executive officers holding equivalent positions or having similar responsibilities in manufacturing companies with comparable sales. The amount of compensation paid to the executive officers is not based upon the cumulative total return on Sherwin-Williams common stock as reflected in the performance graph.

     BASE SALARY. Annual cash compensation consists, in part, of a base salary. With regard to base salary, a salary range for each executive officer is approved on the basis of such person's position and level of responsibility by using the compensation surveys, with the median market base salary from the surveys approximating the midpoint of the range. Once a range is formulated, salary levels are based upon the executive officer's performance and, to a lesser extent, tenure in the particular position. With regard to performance, the executive officer's performance for the prior year is reviewed based on performance criteria (both quantitative and qualitative) which vary by executive officer and which usually relate to the particular business unit or function for which such person has responsibility. The base salary of each executive officer is reviewed and approved annually.

     ANNUAL INCENTIVE COMPENSATION. Annual cash compensation also consists of the opportunity to earn additional compensation under the Management Incentive Plan. All of the executive officers participate in the Management Incentive Plan. In determining the amount of annual incentive compensation paid to any of the executive officers, great emphasis is placed on establishing incentive opportunities which are directly linked with Sherwin-Williams' performance and the maximization of shareholder value. The Committee establishes a threshold goal of increased company earnings, and 75% of this earnings increase must be met before incentive compensation is paid, subject to adjustments for non-recurring or unusual items and awards for individual performance. In its discretion, the Committee decided to award bonuses to executive officers for 2001, taking into consideration individual performance.

     Annual incentive compensation awarded to an executive officer is also determined by using the median incentive compensation (identified from the compensation surveys), which is generally equivalent to the amount an executive officer could receive under the Management Incentive Plan if a 100% average of Sherwin-Williams' and the individual's goals are attained. Under the Management Incentive Plan, annual bonus awards for the executive officers range from zero, if less than a 75% average of the stated goals are reached, to between 45% and 75% of the executive officer's base salary (depending upon the executive officer's position) if a 100% average of the stated goals are attained. In the event Sherwin-Williams and an executive officer exceed a 100% average of the stated goals, incentive compensation can be awarded up to an aggregate maximum amount of 70% to 110% of the executive officer's base salary (depending upon position). Consequently, incentive compensation paid to an executive officer in any year may exceed the median incentive compensation determined by the compensation surveys.

     Decisions on annual incentive compensation awarded to an executive officer are based upon financial performance goals for each Management Incentive Plan year and the accomplishment by the executive officer of individual performance goals. Individual performance goals vary by executive officer and usually relate to the particular business unit or function for which such person has responsibility. The financial performance goals are generally weighted more heavily.

     LONG-TERM INCENTIVE COMPENSATION. Long-term incentive compensation may be awarded to any one or all of the executive officers under the 1994 Stock Plan. All of the executive officers participate in the 1994 Stock Plan. Under the 1994 Stock Plan, the Committee may grant stock options to the executive officers based on competitive market practices. Competitive market practices are determined by the compensation surveys mentioned above. The Committee grants stock options based upon the median market value of the underlying stock relating to stock options that comparable companies have been granting to their executive officers. The specific number of stock options granted to an executive officer is based upon the executive officer's position and level of responsibility. The option exercise price is equal to the fair market value of Sherwin-Williams common stock on the date options are granted. Stock options typically vest at the rate of one-third per year for three years (beginning one year from the date of grant) and expire ten years from the date of grant.

     Awards of restricted stock under the 1994 Stock Plan, which are subject to a "substantial risk of forfeiture," may be granted to the executive officers. The granting of restricted stock is determined in the same manner that the granting of stock options is determined. If granted, shares of restricted stock vest in accordance with performance and time restrictions. The number of shares of restricted stock which may actually vest at the end of the restriction period depends upon Sherwin-Williams' relative return on average shareholder equity versus a group of peer companies. The companies that comprise this group of peer companies (for the most recent grant) are the same companies that comprise the peer group identified in the performance graph, except that the restricted stock peer group does not include two companies which have been acquired by other companies. Depending on Sherwin-Williams' performance at the end of the restriction period, from 0% to 100% of the shares of restricted stock may vest. The restriction period is typically four years from the date of grant of the restricted stock. The amount of outstanding stock options and shares of restricted stock generally is not considered by the Committee in making awards of stock options and restricted stock.

     CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Connor's compensation during 2001 consisted of the same elements as the other executive officers - base salary, annual incentive compensation and long-term incentive compensation. The Committee determined Mr. Connor's compensation for 2001 based on a number of factors and criteria. His base salary range was determined using the median base salary of chairmen and chief executive officers for manufacturing companies having comparable sales as Sherwin-Williams. Mr. Connor's base salary within the range was established based upon a review by the Committee of Mr. Connor's 2000 performance (which was measured, in part, by Sherwin-Williams' 2000 performance). For 2001, the average salary increase given generally to Sherwin-Williams' salaried employees was 4%, and the range of potential increases was 0% to 8.5%. In February 2001, Mr. Connor received a base salary increase of 4%, bringing his base salary to $832,000. Mr. Connor's increase was based primarily upon the Committee's evaluation of his 2000 performance relating to the financial and other performance measures set forth in the next paragraph.

     In addition, in 2001 Mr. Connor earned a bonus of $570,000 as annual incentive compensation under the Management Incentive Plan. The amount of Mr. Connor's bonus was based primarily upon Sherwin-Williams' results for 2001 financial performance goals relating to sales, earnings per share, return on stockholders' equity, return on sales, cash flow, working capital as a percent of sales, and long-term strategic planning.

     In 2001, Mr. Connor was awarded 250,000 stock options and 50,000 shares of restricted stock. In determining the number of stock options and shares of restricted stock awarded to Mr. Connor, the Committee also identified the median market value of the underlying shares relating to stock options and of shares of restricted stock which comparable companies granted to their chief executive officers. The amount of outstanding stock options and shares of restricted stock generally is not considered by the Committee in making awards of stock options and restricted stock.

     POLICY ON DEDUCTIBILITY OF COMPENSATION. Section 162(m) of the Internal Revenue Code generally provides that certain compensation in excess of $1 million per year paid to a company's chief executive officer and any of its four other highest paid executive officers is not deductible to a company unless the compensation qualifies for an exception. Section 162(m) provides an exception to the deductibility limit for performance-based compensation if certain procedural requirements, including shareholder approval of the material terms of the performance goal, are satisfied. The Committee believes that grants of options, stock appreciation rights and restricted stock under the 1994 Stock Plan qualify for full deductibility under Section 162(m). Compensation paid under the Management Incentive Plan does not qualify for the exemption for performance-based compensation. At this time, based upon Sherwin-Williams' current compensation structure, the Committee believes it is in the best interests of Sherwin-Williams and its shareholders for the Committee to retain flexibility in awarding incentive compensation under the Management Incentive Plan which does not qualify for the exemption for performance-based compensation. The Committee will continue to review and evaluate, as necessary, the impact of Section 162(m) on Sherwin-Williams' compensation programs.

                          COMPENSATION AND MANAGEMENT
                             DEVELOPMENT COMMITTEE

                             D.E. Collins, Chairman
                                  J.C. Boland
                                   D.E. Evans
                                  R.W. Mahoney

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on Sherwin-Williams common stock with the cumulative total return of the companies listed on the Standard & Poor's 500 Stock Index and a peer group of companies selected on a line-of-business basis. The "Peer Group" is comprised of the following companies: Akzo Nobel nv, Armstrong Holdings, Inc., BASF Corporation, Ferro Corporation, H.B. Fuller Company, Genuine Parts Company, The Home Depot, Inc., Imperial Chemicals Industries PLC, Lilly Industries, Inc.*, Lowe's Companies, Inc., Masco Corporation, Morton International, Inc.*, Newell Rubbermaid Inc., PPG Industries, Inc., RPM, Inc., The Stanley Works, USG Corporation and The Valspar Corporation. An asterisk indicates that the company is included in the performance graph through the last day it was publicly traded.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
               AMONG SHERWIN-WILLIAMS, S&P 500 AND THE PEER GROUP
               [COMPARISON OF FIVE YEAR CUMULATIVE RETURN GRAPH]

                            1996      1997      1998      1999      2000      2001
SHERWIN-WILLIAMS            $100      $101      $108      $ 79      $101      $108
S&P 500                     $100      $133      $171      $208      $189      $166
PEER GROUP                  $100      $134      $180      $239      $182      $209

Assumes $100 invested on December 31, 1996 in Sherwin-Williams common stock, the S&P 500 and the Peer Group, including reinvestment of dividends, through December 31, 2001.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG TERM
                                      ANNUAL COMPENSATION          COMPENSATION AWARDS
                                 -----------------------------   -----------------------
                                                                 RESTRICTED   SECURITIES
                                                                   STOCK      UNDERLYING    ALL OTHER
           NAME AND                                               AWARD(S)     OPTIONS/      COMPEN-
      PRINCIPAL POSITION         YEAR   SALARY ($)   BONUS ($)    ($)(2,3)     SARS (#)    SATION($)(4)
      ------------------         ----   ----------   ---------   ----------   ----------   ------------
C. M. Connor(1)                  2001    828,310      570,000    1,301,500     250,000       216,436
  Chairman and                   2000    749,821      490,000          -0-     200,000       155,996
  Chief Executive Officer        1999    467,248      510,000      779,375     390,000       123,157
J. M. Scaminace(1)               2001    603,655      450,000      728,840     125,000       154,592
  President and Chief            2000    579,214      390,000          -0-     100,000       141,189
  Operating Officer              1999    449,941      430,000      580,000     290,000       121,130
L. E. Stellato                   2001    318,600      210,000      182,210      30,000        77,560
  Vice President, General        2000    306,238      200,000          -0-      30,000        86,217
  Counsel and Secretary          1999    291,652      240,000      177,625      55,000        88,534
J. G. Morikis(1)                 2001    331,320      179,000      338,390      60,000        77,780
  President,                     2000    310,617      168,000          -0-      60,000       275,959
  Paint Stores Group             1999    217,669      175,000      251,938     125,000        42,931
C. G. Ivy                        2001    291,175      200,000      182,210      30,000        64,436
  Senior Vice President --       2000    279,968      188,000          -0-      30,000        70,563
  Corporate Planning and         1999    268,900      220,000      177,625      55,000        72,988
  Development
L. J. Pitorak(5)                 2001    406,224      195,000      338,390         -0-        88,653
  Former Senior Vice             2000    396,552      240,000          -0-      60,000       114,217
  President -- Finance,          1999    377,741      306,000      253,750     112,000       103,427
  Treasurer and Chief Financial
  Officer

---------------

(1) Mr. Connor, previously President, Paint Stores Group, became Chief Executive Officer in October 1999 and Chairman in April 2000. Mr. Scaminace, previously President, Consumer Group, became President and Chief Operating Officer in October 1999. Mr. Morikis, previously President & General Manager, Eastern Division, Paint Stores Group, became President, Paint Stores Group in October 1999.

(2) The value of restricted stock indicated in the table is equal to the number of shares of restricted stock granted during such years multiplied by the closing price of common stock on the date of grant. At December 31, 2001, the aggregate number and value (calculated by using the closing price of common stock on December 31, 2001) of shares of restricted stock held by Messrs. Connor, Scaminace, Stellato, Morikis, Ivy and Pitorak were 85,000 shares with a value of $2,337,500, 53,000 shares with a value of $1,457,500, 14,000 shares with a value of $385,000, 24,000 shares with a value of $660,000, 14,000 shares with a value of $385,000, and 23,000 shares with a value of $632,500, respectively. The number of shares and values indicated are not necessarily indicative of the actual number of shares and values which may be realized by the named executive officers.

(3) Dividends are paid on all restricted stock at the same rate as paid on common stock.

(4) The amounts disclosed in this column for 2001 include: (a) company contributions in the amount of $8,500 for each of Messrs. Connor, Scaminace, Stellato, Morikis, Ivy and Pitorak under the Pension Investment Plan, a defined contribution plan; (b) company contributions in the amounts of $54,491, $41,961, $18,812, $15,781, $16,498 and $26,628 for Messrs. Connor,
    Scaminace, Stellato, Morikis, Ivy and Pitorak, respectively, under the Pension Investment Plan Equalization Program, a defined contribution plan;
    (c) company contributions in the amount of $7,276 for each of Messrs. Connor, Scaminace, Stellato, Morikis, Ivy and Pitorak under the Employee Stock Purchase and Savings Plan, a defined contribution plan; (d) company contributions in the amounts of $89,132, $67,770, $32,670, $29,576, $29,444 and $43,374 for Messrs. Connor, Scaminace, Stellato, Morikis, Ivy and Pitorak, respectively, under the Deferred Compensation Savings Plan, a defined contribution plan; (e) the dollar value of compensatory split-dollar life insurance benefits in the amounts of $54,665, $26,693, $8,078 and $14,704 for Messrs. Connor, Scaminace, Stellato and Morikis, respectively, under the Executive Life Insurance Plan; and (f) payments by Sherwin-Williams in the amounts of $2,372, $2,392, $2,224, $1,943, $2,718 and $2,875 for Messrs. Connor, Scaminace, Stellato, Morikis, Ivy and Pitorak, respectively, for premiums under the Executive Disability Income Plan.

(5) Mr. Pitorak served as an executive officer until August 2001.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                                --------------------------------------------------
                                             PERCENT OF
                                NUMBER OF      TOTAL
                                SECURITIES    OPTIONS/                                POTENTIAL REALIZABLE VALUE
                                UNDERLYING      SARS                                    AT ASSUMED ANNUAL RATES
                                 OPTIONS/    GRANTED TO                               OF STOCK PRICE APPRECIATION
                                   SARS      EMPLOYEES    EXERCISE OR                     FOR OPTION TERM(4)
                                 GRANTED     IN FISCAL    BASE PRICE    EXPIRATION   -----------------------------
                                 (#)(1,2)       YEAR       ($/SH)(3)       DATE         5% ($)          10% ($)
             NAME               ----------   ----------   -----------   ----------   -------------   -------------
C. M. Connor                     250,000        8.18        24.305       10/16/11        3,819,998       9,679,863
J. M. Scaminace                  125,000        4.09        24.305       10/16/11        1,909,999       4,839,931
L. E. Stellato                    30,000        0.98        24.305       10/16/11          458,400       1,161,584
J. G. Morikis                     60,000        1.96        24.305       10/16/11          916,800       2,323,167
C. G. Ivy                         30,000        0.98        24.305       10/16/11          458,400       1,161,584
L. J. Pitorak                        -0-         -0-          N/A             N/A              -0-             -0-
Value realizable for all
 shareholders(5)                     N/A         N/A          N/A             N/A    2,359,680,326   5,979,928,227
Value realizable for the named
 executive officers as a % of
 value realizable for all
 shareholders                        N/A         N/A          N/A             N/A             0.32%           0.32%

---------------

(1) One-third of the options granted are exercisable on each of the first, second and third anniversary dates of the grant.

(2) All options granted become immediately exercisable in full upon (a) a filing pursuant to any federal or state law in connection with any tender offer for shares of common stock (other than a tender offer by Sherwin-Williams) or
    (b) the signing of any agreement for the merger of Sherwin-Williams into, or its consolidation with, another corporation or for the sale of substantially all of the assets of Sherwin-Williams to another corporation; which tender offer, merger, consolidation or sale, if consummated, would in the opinion of the Board of Directors likely result in a change in control of Sherwin-Williams. In the event any such tender offer, merger, consolidation or sale is abandoned or in the opinion of the Board of Directors is not likely to be consummated, the Board of Directors may nullify the effect of the immediately preceding sentence and reinstate the provisions providing for accrual in installments without prejudice to any exercise of options that may have occurred prior to such nullification.

(3) The exercise price is equal to the fair market value of common stock on the date of grant.

(4) The amounts disclosed in these columns, which reflect appreciation of the price of common stock at 5% and 10% annual rates over the ten year terms of the options, are not intended to be a forecast of the price of common stock and are not necessarily indicative of the actual values which may be realized by the named executive officers or the shareholders. These assumed rates of 5% and 10% would result in the price of common stock increasing from $24.305 per share to approximately $39.59 per share and $63.04 per share, respectively.

(5) The amounts disclosed reflect appreciation of the price of common stock at 5% and 10% annual rates over a ten year period for all shareholders based on the total number of shares of common stock outstanding on October 17, 2001 (the date on which the options set forth in this table were granted) and assuming a per share price equal to the exercise price of such options.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                      NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                       SHARES                        UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS/SARS
                     ACQUIRED ON       VALUE       OPTIONS/SARS AT FY-END (#)         AT FY-END ($)(2)
                      EXERCISE       REALIZED      ---------------------------   ---------------------------
       NAME              (#)          ($)(1)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
       ----          -----------   -------------   -----------   -------------   -----------   -------------
C. M. Connor           14,158          146,778       429,666        513,334       2,304,995      2,780,347

J. M. Scaminace        33,398          377,219       347,668        288,334       1,738,113      1,555,805

L. E. Stellato         47,600          504,209        97,666         68,334         347,159        363,931

J. G. Morikis          53,333          340,131        93,999        141,668         330,543        805,519

C. G. Ivy              17,000          246,113       128,866         68,334         709,445        363,931

L. J. Pitorak             -0-              -0-       197,000         77,334         657,414        525,568

---------------

(1) The value realized on the exercise of options is based on the difference between the exercise price and the fair market value of common stock on the date of exercise.

(2) The value of unexercised in-the-money options is based on the difference between the exercise price and the fair market value of common stock on December 31, 2001.

                             EMPLOYMENT CONTRACTS,
                           TERMINATION OF EMPLOYMENT
                             AND CHANGE-IN-CONTROL
                                  ARRANGEMENTS

     MR. IVY'S EMPLOYMENT AGREEMENT. Mr. Ivy has an employment agreement with Sherwin-Williams. In addition to his basic compensation, incentive compensation, and participation in employee benefit plans and the 1994 Stock Plan, Mr. Ivy is entitled to receive, in the event Sherwin-Williams terminates his employment for any reason, except in the event termination is the result of a change of control of Sherwin-Williams, an amount equal to one and one-half times the sum of his annual salary and any bonus paid or payable to him for the preceding year. In the event termination of employment is the result of a change of control of Sherwin-Williams, Mr. Ivy is entitled to receive, at the time of his termination of employment, an amount equal to his annual assured compensation. Annual assured compensation is defined as the sum of (a) twenty-six times his highest regular bi-weekly salary in effect within the three year period preceding termination, plus (b) the greater of the highest bonus paid or payable within the three year period preceding termination or the bonus he would have received for the year of termination had he reached 100% of any stated goals (as explained in the Compensation and Management Development Committee Report on Executive Compensation). Assuming a termination date of February 28, 2002 as a result of a change of control, the cash amount payable to Mr. Ivy under this agreement would have been approximately $522,718. The amount received under this agreement due to a termination of employment resulting from a change of control will be offset against the amount payable under the severance pay agreement described below.

     SEVERANCE PAY AGREEMENTS. To ensure continuity and the continued dedication of key executives during any period of uncertainty caused by the possible threat of a takeover, Sherwin-Williams has entered into severance pay agreements with key executives, including each of the executive officers named in the Summary Compensation Table. In the event there is a change of control of Sherwin-Williams and the employment of the executive terminates under certain conditions described in the agreements at any time during the two year period following a change of control, the executive will receive an agreed upon amount of severance pay.

     For Messrs. Connor and Scaminace, the severance pay agreements provide that upon termination of employment, whether voluntary or involuntary, unless the termination is because of death or by Sherwin-Williams for cause, each will receive accrued salary, bonus and vacation pay. Each executive will also receive a lump sum cash amount equal to four times the sum of (a) twenty-six times his highest regular bi-weekly compensation in effect within the three year period preceding termination, plus
(b) the greater of his highest bonus received within the three year period preceding termination or the bonus he would have received for the year of termination had he reached 100% of any stated goals (as explained in the Compensation and Management Development Committee Report on Executive Compensation). In addition, each will continue to participate in Sherwin-Williams' employee welfare benefit plans and other benefit arrangements for a period of four years following termination, and receive special retirement benefits so that the total retirement benefits received will be equal to the retirement benefits which would have been received had his employment with Sherwin-Williams continued during the four year period following termination. Each will also receive an additional payment equal to the amount of any excise tax imposed on him by Section 4999 of the Internal Revenue Code and any taxes, interest or penalties incurred with respect thereto. Assuming a termination date of February 28, 2002, the lump sum cash amounts payable under the foregoing provisions of the severance pay agreements (including any amount relating to the excise tax described above) would have been approximately $10,202,695 and $7,134,929 for Messrs. Connor and Scaminace, respectively.

     For Messrs. Stellato, Morikis, Ivy and Pitorak, the severance pay agreements provide that upon termination of employment for any reason (including his right to terminate his employment for any reason during the thirty day period immediately following the first anniversary date of a change of control) other than death, disability, by Sherwin-Williams for cause or by the executive for other than good reason, each will receive accrued salary, bonus and vacation pay. Each executive will also receive a lump sum cash amount equal to three times the sum of (a) twenty-six times his highest regular bi-weekly compensation in effect within the three year period preceding termination, plus (b) the greater of his highest bonus received within the three year period preceding termination or the bonus he would have received for the year of termination had he reached 100% of any stated goals (as explained in the Compensation and Management Development Committee Report on Executive Compensation). In addition, each will continue to participate in Sherwin-Williams' employee welfare benefit plans and other benefit arrangements for a period of three years following termination, and receive special retirement benefits so that the total retirement benefits received will be equal to the retirement benefits which would have been received had his employment with Sherwin-Williams continued during the three year period following termination. Each will also receive an additional payment equal to the amount of any excise tax imposed on him by
Section 4999 of the Internal Revenue Code and any taxes, interest or penalties incurred with respect thereto. Assuming a termination date of February 28, 2002, the lump sum cash amounts payable under the foregoing provisions of the severance pay agreements (including any amount relating to the excise tax described above) would have been approximately $1,710,719, $2,745,410, $1,568,132 and $3,256,230 for Messrs. Stellato, Morikis, Ivy and
Pitorak, respectively.

     The salary and other benefits provided by the severance pay agreements will be payable either from an escrow fund established by Sherwin-Williams with a national banking institution or from Sherwin-Williams' general funds. Sherwin-Williams has agreed to indemnify each executive for any legal expense incurred in the enforcement of his rights under the severance pay agreements.

     MR. PITORAK'S AGREEMENT. Mr. Pitorak's service as an executive officer ended in August 2001. In connection therewith, he entered into an agreement with Sherwin-Williams, which provides that he will remain an employee until April 30, 2003 unless the agreement is earlier terminated. He will continue to receive compensation at his last regular base salary rate, received a bonus in the amount of $195,000 for 2001, and is entitled to receive a bonus for 2002 equal to between 48% and 60% of his annual base salary in the event bonuses are paid to the other named executive officers. The agreement provides that all unvested stock options will become exercisable in accordance with their terms, and all shares of restricted stock previously granted will continue in accordance with their terms. In the event he elects to retire under the agreement, all unvested options will become fully vested. He will continue to be eligible to participate in certain Sherwin-Williams retirement and employee benefit plans and programs and will be entitled to receive such perquisites and fringe benefits to which he was entitled while he was a named executive officer. In addition, he will receive continued coverage under the Executive Life Insurance Plan until he reaches age 62. His severance pay agreement will continue, provided that in the event of a change of control of Sherwin-Williams, he will not be entitled to duplicate benefits under such agreements. The agreement may be terminated for cause by Sherwin-Williams, may be terminated by Mr. Pitorak voluntarily, and will terminate in the event he commences regular, full-time employment.

     APPROVAL OF THE SHERWIN-WILLIAMS COMPANY 2003 STOCK PLAN (PROPOSAL 2)

     The Board of Directors has unanimously adopted and recommends The Sherwin-Williams Company 2003 Stock Plan to the shareholders for approval. The purpose of the 2003 Stock Plan is to attract and retain key executive, managerial, technical and professional personnel by providing incentives and rewards for performance. The Board of Directors believes the 2003 Stock Plan will play an important role in management's efforts to attract and retain these employees and help align the interests of employees and shareholders through increased employee ownership of Sherwin-Williams. The Board of Directors believes approval of the 2003 Stock Plan is in the best interests of Sherwin-Williams and its shareholders.

     The 2003 Stock Plan will replace The Sherwin-Williams Company 1994 Stock Plan. The 1994 Stock Plan was originally approved by the shareholders at the 1993 Annual Meeting and is scheduled to expire on February 16, 2003. If approved by the shareholders, the 2003 Stock Plan will go into effect on January 1, 2003, and no further grants will be made under the 1994 Stock Plan as of that date.

     The 2003 Stock Plan provides for awards to officers and other key employees of stock options, stock appreciation rights (or "SARs") and restricted stock. The 2003 Stock Plan does not permit the repricing of stock options or the grant of discounted stock options. The 2003 Stock Plan is intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code. On February 28, 2002, the closing price of Sherwin-Williams common stock was $26.42 per share.

     The material features of the 2003 Stock Plan are summarized below. The 2003 Stock Plan is attached to this Proxy Statement as Appendix A, and the following summary is qualified in its entirety by reference to Appendix A.

     ELIGIBILITY. Any officer or other key employee of Sherwin-Williams or any of its subsidiaries may be selected by the Board of Directors to participate in the 2003 Stock Plan. Participation is completely discretionary with the Board of Directors. On February 28, 2002, the approximate number of persons eligible to participate in the 2003 Stock Plan, including all of the executive officers, was 1,200.

     NUMBER OF SHARES AVAILABLE. The number of shares of common stock which may be awarded under the 2003 Stock Plan will not exceed 8,500,000 shares, plus the shares authorized but not granted under the 1994 Stock Plan as of the expiration thereof. No more than ten percent (10%) of these shares may be awarded as restricted stock. On February 28, 2002, 3,497,860 shares remained available under the 1994 Stock Plan. On February 28, 2002, 13,972,567 unexercised stock options were outstanding under all Sherwin-Williams' stock option plans. Shares awarded may be newly issued or treasury shares or a combination.

     In addition, the following shares may also be awarded under the 2003 Stock
Plan: (a) shares awarded under the 2003 Stock Plan or the 1994 Stock Plan that are forfeited or surrendered, (b) shares awarded under the 2003 Stock Plan or the 1994 Stock Plan that expire or terminate without issuance of shares of common stock, and (c) shares tendered by an employee to pay the exercise price of a stock option granted under the 2003 Stock Plan or the 1994 Stock Plan, and shares tendered by or withheld from an employee to satisfy withholding obligations in respect of a stock option, an SAR or restricted stock awarded under the 2003 Stock Plan or the 1994 Stock Plan.

     STOCK OPTIONS. The Board of Directors may award stock options to eligible employees. Stock options may be either non-qualified stock options or incentive stock options intended to qualify under Section 422 of the Internal Revenue Code. Each grant will specify the number of stock options granted and the exercise price, which will be at least equal to the fair market value of common stock on the date of grant. Stock options generally will be exercisable to the extent of one-third of the shares granted on each of the first three anniversary dates of the date of grant. In the event of the death of an employee, any stock options outstanding will become immediately exercisable in full. The maximum number of shares for which stock options may be granted to any eligible employee during any calendar year is 1,000,000. Stock options are generally not transferable except by will or the laws of descent and distribution. Generally, all rights under any stock option will terminate on the earliest of the following dates:

     - the date on which the employee ceases to be an employee of Sherwin-Williams except because of death or retirement,

     - three years after the date of the death of the employee if the employee dies while employed by Sherwin-Williams or dies following retirement,

     - ten years from when the stock option was granted, and

     - the date on which the employee intentionally commits an act materially harmful to the interests of Sherwin-Williams.

     SARS. The Board of Directors may award SARs to eligible employees with respect to any stock options granted under any stock option plan or any employment agreement. SARs may be exercised at any time when the related stock option may be exercised by surrendering the unexercised stock option to Sherwin-Williams. The amount due the employee at the time of exercise of the SAR may be paid in shares of common stock, in cash or a combination. At the time of the exercise of the SAR, the employee will be entitled to no more than the excess of the fair market value of the shares of common stock covered by the related stock option, as determined on the date such SAR is exercised, over the aggregate stock option price provided for in the related stock option. The maximum number of shares for which SARs may be granted to any eligible employee during any calendar year is 1,000,000. The transferability of SARs is subject to the same restrictions as stock options.

     RESTRICTED STOCK. The Board of Directors may award restricted stock to eligible employees. The grant of restricted stock constitutes an immediate transfer of the ownership of shares of common stock to the employee and entitles the employee to dividends, voting rights and other rights of ownership as the Board of Directors may determine subject, however, to a substantial risk of forfeiture and transfer restrictions. Each grant will specify the number of shares of restricted stock granted and any consideration to be paid by the employee to Sherwin-Williams. Each grant will be subject to a vesting requirement, which will specify the percentage of shares of restricted stock that the employee will be entitled to receive without restriction based upon achievement of one or more performance goals. Performance goals will relate to any of the following business criteria: earnings before interest, taxes, depreciation and amortization; earnings per share; return on equity; return on net assets employed; and free cash flow. A performance goal may be measured on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. The maximum number of shares of restricted stock that may be granted to any eligible employee during any calendar year is 500,000.

     ADMINISTRATION. The 2003 Stock Plan will be administered by the Board of Directors, which may delegate all or any part of its authority to the Compensation and Management Development Committee of the Board of Direc-tors or another committee that is composed of two or more independent directors.

     TERMINATION. The 2003 Stock Plan will terminate on April 23, 2012, unless earlier terminated by the Board of Directors. Stock options, SARs and restricted stock granted on or before that date will continue in force in accordance with the terms of the award.

     AMENDMENT. The 2003 Stock Plan may be amended by the Board of Directors, provided, however, that after the 2003 Stock Plan has been approved by the shareholders, no amendment shall be made without:

     - the approval of the shareholders to the extent shareholder approval of the amendment is required by applicable law or regulations or the requirements of the principal exchange on which the common stock is listed, if any, or to the extent the amendment increases the maximum number of authorized shares (except for certain adjustments described below) and

     - the consent of each affected participant if the amendment would adversely affect such participant's rights or obligations under any prior award.

     The Board of Directors may amend any award document provided that, except for certain adjustments described below, the stock option exercise price may not be decreased following the date of grant, and no amendment shall, without the consent of the participant, adversely effect or change any of the rights or obligations under any prior award, except as otherwise set forth in the 2003 Stock Plan or an award document.

     ADJUSTMENTS. The Board of Directors may adjust the exercise price, sale price and the number or kind of shares of common stock or other securities covered by stock options, SARs or restricted stock as it determines is equitably required to prevent dilution or enlargement of rights resulting from any stock split, stock dividend, combination of shares, recapitalization or other change in the capital structure of Sherwin-Williams, any merger, consolidation, separation, reorganization or partial or complete liquidation, or any other corporate transaction or event having a similar effect. The Board of Directors may also adjust the number or kind of shares of common stock or other securities which may be sold or transferred under the 2003 Stock Plan and in the maximum number of shares that may be purchased or received by any person, and may make such other equitable adjustments, as the Board of Directors determines is appropriate to reflect any of the foregoing events.

     CHANGE OF CONTROL. In the event of a change of control of Sherwin-Williams (as defined in the 2003 Stock Plan), any stock option or SARs outstanding shall, notwithstanding any provisions providing for accrual in installments, become immediately exercisable in full, and any shares of restricted stock outstanding shall no longer be subject to any substantial risk of forfeiture, vesting requirements or other restrictions.

     PLAN BENEFITS. No stock options, SARs or restricted stock have been granted under the 2003 Stock Plan. The Board of Directors has made no determinations as to any awards under the 2003 Stock Plan, and, accordingly, the amount of any benefits related to any awards cannot be determined. For comparison purposes, the table below shows the awards that would have been made in 2001 under the 2003 Stock Plan if it had been in effect. These awards are identical to the awards actually made in 2001 under the 1994 Stock Plan.

                                                                 NUMBER OF
                NAME AND                      NUMBER OF          SHARES OF              VALUE OF
           PRINCIPAL POSITION              STOCK OPTIONS(1)   RESTRICTED STOCK   RESTRICTED STOCK($)(2)
           ------------------              ----------------   ----------------   ----------------------
C. M. Connor                                    250,000            50,000              1,301,500
  Chairman and Chief Executive Officer
J. M. Scaminace                                 125,000            28,000                728,840
  President and Chief Operating Officer
L. E. Stellato                                   30,000             7,000                182,210
  Vice President, General Counsel
  and Secretary
J. G. Morikis                                    60,000            13,000                338,390
  President, Paint Stores Group
C. G. Ivy                                        30,000             7,000                182,210
  Senior Vice President -- Corporate
  Planning and Development
L. J. Pitorak                                       -0-            13,000                338,390
  Former Senior Vice
  President -- Finance,
  Treasurer and Chief Financial Officer
All Executive Officers as a Group               695,000           159,000              4,116,280
All Non-Executive Officer Directors as a            -0-               -0-                    -0-
  Group
All Non-Executive Officer Employees as a      2,359,700            29,500                767,885
  Group

---------------

(1) Stock options were granted under the 1994 Stock Plan at an exercise price equal to the fair market value on the date of grant. Please refer to the table on page 13 for potential realizable values.

(2) The value of restricted stock indicated is equal to the number of shares of restricted stock granted multiplied by the closing price of common stock on the date of grant.

FEDERAL INCOME TAX CONSEQUENCES

     INCENTIVE STOCK OPTIONS. Under present federal income tax regulations, generally there will be no federal income tax consequences to either Sherwin-Williams or to a participant when an "incentive stock option" (ISO) is granted or timely exercised. However, such consequences will arise when the stock received under the stock option is sold or otherwise disposed. If the participant retains the shares acquired through an ISO for the requisite holding periods prescribed by the Internal Revenue Code, any gain or loss realized upon a subsequent disposition will constitute long-term capital gain or loss to the participant. The gain or loss is measured by the difference between the stock option price and the proceeds of the sale. The requisite holding periods are two years after the ISO is granted and one year after the shares subject to the ISO are transferred to the participant. In general, if a participant disposes of the shares prior to the expiration of the requisite holding periods, ordinary income will be realized equal to the excess of the fair market value at the time of exercise, over the stock option price. In certain circumstances, the amount of ordinary income realized on a sale or exchange prior to the expiration of the requisite holding periods is limited to the excess of the lesser of (a) the fair market value at the time of exercise or (b) the amount realized upon such sale or exchange, over the stock option price. Any gain in excess of such amount realized on a subsequent sale or disposition would be taxed as a capital gain. In general, if a disposition occurs prior to the expiration of the holding period, Sherwin-Williams will be entitled to a deduction equal to the ordinary income realized by the participant.

     Although a participant will not realize ordinary income upon the exercise of an ISO, the excess of the fair market value of the shares acquired at the time of exercise over the stock option price is included as an adjustment in computing "alternative minimum taxable income" under Section 56 of the Internal Revenue Code, and thus, may result in the imposition of the "alternative minimum tax" for the participant pursuant to
Section 55 of the Internal Revenue Code.

     NON-QUALIFIED STOCK OPTIONS. Under present federal income tax regulations, generally the granting of a "non-qualified" stock option will not result in federal income tax consequences to either Sherwin-Williams or the participant. However, upon exercise of such stock option, the participant will realize ordinary income measured by the excess of the then fair market value of the shares acquired upon exercise of the non-qualified stock option, over the stock option price. Sherwin-Williams will be entitled to a deduction for a corresponding amount if and to the extent that the amount is an ordinary and necessary expense, is not limited by Section 162(m) of the Internal Revenue Code, and satisfies the test of reasonable compensation. If the participant retains the shares for the requisite holding period prescribed by the Internal Revenue Code, the gain or loss upon a subsequent sale or exchange will constitute a long-term capital gain or loss. For purposes of determining gain or loss realized upon a subsequent sale or exchange of such shares, the participant's tax basis will be the sum of the stock option price paid and the amount of ordinary income, if any, recognized by the participant on the date of exercise.

     RESTRICTED STOCK. During the period that shares of restricted stock are subject to a "substantial risk of forfeiture," no taxable income will be recognized by a participant with respect thereto except with respect to dividends paid thereon. However, the participant has the right to elect under
Section 83 of the Internal Revenue Code, within a thirty day period from the date of transfer, to include in his taxable income for that year an amount equal to the excess of the fair market value of such shares (determined without regard to the restrictions) at the time of transfer to him, over the amount, if any, paid for such shares. In general, if the participant does not make this election timely, he will realize ordinary taxable income for the year in which the restrictions terminate or otherwise cease to impose a substantial risk of forfeiture in an amount equal to the excess of the fair market value of the shares held by him on the day the restrictions expire or are removed over the amount, if any, paid for such shares, and Sherwin-Williams ordinarily will be entitled to a corresponding deduction.

     SARS. Under present federal income tax regulations, there will be no federal income tax consequences to either Sherwin-Williams or the participant upon the grant of SARs. Upon exercise of an SAR by a participant, the amount of any cash received and the fair market value of any shares of common stock received will be taxable to the participant as ordinary income, and Sherwin-Williams ordinarily will be entitled to a corresponding deduction. The tax basis of any common stock received will be its fair market value on the exercise date.

     WITHHOLDING TAXES. Sherwin-Williams will have the right to deduct from any transfer of shares or other payment an amount equal to the income and employment taxes required to be withheld by it with respect to such transfer and payment and to require the participant or other person receiving such transfer or payment to pay to Sherwin-Williams any additional amount of such taxes. Notwithstanding the foregoing, when the participant is required to pay to Sherwin-Williams such withholding taxes, the participant may satisfy the obligation by electing to have withheld, from the shares required to be delivered, shares of common stock having a value equal to the amount required to be withheld (except in the case of restricted stock where an election under Section 83(b) of the Internal Revenue Code has been made) or by delivering to Sherwin-Williams other shares of common stock. The shares used for tax withholding settlement will be valued at the fair market value of common stock on the day the tax is first determinable. An election by a participant to have shares withheld or to deliver other shares of common stock for this purpose must be made prior to the day the tax is first determinable and will be subject to the disapproval of the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE 2003 STOCK PLAN.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as to each director and nominee, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group, information regarding the amount and nature of shares of common stock beneficially owned and the amount of shadow stock units owned at December 31, 2001. All of the directors and executive officers have sole voting and investment power over the shares of common stock listed or share voting and investment power with his or her spouse, except as otherwise provided below. No director or executive officer beneficially owns any shares of serial preferred stock.

                                   AMOUNT AND NATURE
                                    OF COMMON STOCK            PERCENT OF         AMOUNT OF
                                      BENEFICIALLY            COMMON STOCK       SHADOW STOCK
   NAME OF BENEFICIAL OWNER           OWNED(1,2,3)         BENEFICIALLY OWNED      OWNED(4)
   ------------------------        -----------------       ------------------    ------------
J. C. Boland                               6,999                     *               6,541
J. G. Breen                              957,282                     *                 -0-
D. E. Collins                             15,999                     *              10,746
C. M. Connor                             605,984                     *              28,353
D. E. Evans                               11,899                     *                 -0-
C. G. Ivy                                312,948                     *              18,881
R. W. Mahoney                             12,999                     *                 -0-
G. E. McCullough(5)                          250                     *                 -0-
A. M. Mixon, III                          17,999                     *              16,296
C. E. Moll(6)                             18,323                     *                 -0-
J. G. Morikis                            136,844                     *               5,884
L. J. Pitorak                            259,068                     *              25,276
J. M. Scaminace                          466,465                     *              30,599
R. K. Smucker                             17,945                     *                 -0-
L. E. Stellato                           141,444                     *              22,316
All directors and executive            3,580,495                  2.29             212,608
  officers as a group

---------------

 *Represents beneficial ownership of less than 1% of the total number of shares of common stock outstanding.

(1) The amounts listed include shares of common stock held under plans offered by Sherwin-Williams for which the directors and executive officers have the right to direct the vote, including the following approximate number of shares included in units held under the Employee Stock Purchase and Savings
    Plan: Mr. Connor, 36,402; Mr. Ivy, 139,544; Mr. Morikis, 10,511; Mr.
    Pitorak, 16,752; Mr. Scaminace, 25,623; Mr. Stellato, 21,218; and all executive officers as a group, 319,503.

(2) The amounts listed include the following number of shares of common stock owned by immediate family members of the directors and executive officers, for which each such person disclaims beneficial ownership: Mr. Ivy, 21,038; Mr. Moll, 540; and all directors and executive officers as a group, 21,578.

(3) The amounts listed include the following number of shares of common stock for which the directors and executive officers have the right to acquire beneficial ownership, within sixty days from December 31, 2001, through the exercise of stock options: Mr. Boland, 5,999; Mr. Breen, 666,666; Mr. Collins, 7,999; Mr. Connor, 459,666; Mr. Evans, 7,333; Mr. Ivy, 137,200; Mr.
    Mahoney, 7,999; Mr. Mixon, 7,999; Mr. Moll, 7,999; Mr. Morikis, 102,333; Mr.
    Pitorak, 213,667; Mr. Scaminace, 377,668; Mr. Smucker, 7,999; Mr. Stellato, 106,000; and all directors and executive officers as a group, 2,564,325.

(4) The amounts listed include the number of shares of shadow stock owned by nonemployee directors under the Director Deferred Fee Plan, whereby nonemployee directors may defer payment of all or a portion of their directors' fees into a shadow stock account. The amounts listed also include the approximate number of shares of shadow stock included in shadow stock units owned by executive officers under the Deferred Compensation Savings Plan and Key Management Deferred Compensation Savings Plan, whereby eligible employees may defer payment of a portion of such employee's compensation into a shadow stock account. The value of shares of shadow stock and shadow stock units fluctuates according to the market value of common stock, including reinvestment of dividends. Directors and executive officers have no voting rights associated with shadow stock or shadow stock units, and such ownership does not result in any beneficial ownership of common stock.

(5) Information for Mr. McCullough is as of February 6, 2002, the date he was appointed a director.

(6) Includes 2,000 shares owned by the MTD Products, Inc. pension fund, of which Mr. Moll is a trustee.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as to each beneficial owner of more than five percent of each class of voting securities, information regarding shares owned by each at December 31, 2001.

                                  COMMON STOCK

                                            AMOUNT AND NATURE OF   PERCENT OF
         NAME OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP     CLASS
         ------------------------           --------------------   ----------
AXA Financial, Inc.(1)                           13,527,280(1)        8.79%
  1290 Avenue of the Americas
  New York, New York 10104
Barclays Global Investors, N.A.(2)                9,376,457(2)        6.09%
  45 Fremont Street
  San Francisco, California 94105
Brandes Investment Partners, L.P.(3)             14,369,798(3)        9.33%
  11988 El Camino Real, Suite 500
  San Diego, California 92130
The Sherwin-Williams Company
  Employee Stock Purchase
  and Savings Plan                               23,140,191(4)       15.03%
  101 Prospect Avenue, N.W.
  Cleveland, Ohio 44115

                             SERIAL PREFERRED STOCK

                                            AMOUNT AND NATURE OF   PERCENT OF
         NAME OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP     CLASS
         ------------------------           --------------------   ----------
The Sherwin-Williams Company
  Employee Stock Purchase
  and Savings Plan                                168,305(5)          100%
  101 Prospect Avenue, N.W.
  Cleveland, Ohio 44115

---------------

(1) Based on a Schedule 13G filed February 12, 2002, AXA Financial, Inc. and certain of its affiliated entities (collectively, "AXA") beneficially owned 13,527,280 shares of common stock at December 31, 2001. Of such shares, Alliance Capital Management L.P. owned 12,028,380 shares, AXA Rosenberg Investment Management LLC owned 1,438,400 shares, AXA Konzern AG (Germany) owned 59,400 shares, and The Equitable Life Assurance Society of the United States owned 1,100 shares. Of the total shares, AXA had sole voting power over 6,524,490 shares, shared voting power over 1,233,199 shares, sole dispositive power over 12,088,880 shares and shared dispositive power over 1,438,400 shares.

(2) Based on a Schedule 13G filed February 14, 2002, Barclays Global Investors, N.A. and certain of its affiliated entities (collectively, "Barclays") beneficially owned 9,376,457 shares of common stock at December 31, 2001. Of such shares, Barclays Global Investors owned 7,808,040 shares, Barclays Global Fund Advisors owned 804,025 shares, Barclays Global Investors, LTD. owned 665,642 shares, Barclays Funds Limited owned 29,183 shares, Barclays Trust and Banking Company (Japan) Ltd. owned 55,667 shares, Barclays Life Assurance Company Ltd. owned 13,100 shares, and Barclays Capital Securities, Ltd. owned 800 shares. Of the total shares, Barclays had sole voting power over 8,775,829 shares, shared voting power over none of the shares, sole dispositive power over all of the shares and shared dispositive power over none of the shares.

(3) Based on a Schedule 13G filed February 14, 2002, Brandes Investment Partners, L.P. beneficially owned 14,369,798 shares of common stock at December 31, 2001. Brandes Investment Partners, Inc., Brandes Holdings, L.P., Charles H. Brandes, Glenn R. Carlson and Jeffrey A. Busby are deemed to beneficially own all of the shares as control persons. Of the total shares, Brandes had sole voting power over none of the shares, shared voting power over 10,055,378 shares, sole dispositive power over none of the shares and shared dispositive power over all of the shares.

(4) Shares of common stock owned pursuant to the Employee Stock Purchase and Savings Plan are voted by the trustee in accordance with written instructions of plan participants. If no instructions are received by the trustee, the trustee votes such shares (along with any unallocated shares held in the plan) in the same proportion as it votes those shares for which it receives proper instructions.

(5) Shares of convertible participating serial preferred stock are held in an unallocated suspense account in the Employee Stock Purchase and Savings Plan. Shares are voted by the trustee in the same proportion as unallocated shares of common stock are voted, as described above.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Sherwin-Williams directors and executive officers to file reports of ownership and changes in ownership of Sherwin-Williams' equity securities with the Securities and Exchange Commission and the New York Stock Exchange. To Sherwin-Williams' knowledge, based solely on information furnished to Sherwin-Williams and written representations by such persons, all of the directors and executive officers complied with their filing requirements in 2001, except that (a) Mr. Breen inadvertently filed a Form 4 late reporting one transaction for a sale of common stock and (b) Mr. Scaminace inadvertently filed a Form 4 late reporting two transactions relating to the exercise of stock options. Upon discovery, Mr. Breen and Mr. Scaminace promptly filed Forms 4 reporting the transactions.

                           CERTAIN RELATIONSHIPS AND
                              RELATED TRANSACTIONS

     During 2001, Sherwin-Williams paid to Accuspray, Inc. $246,517 for products purchased by Sherwin-Williams. Mr. Mixon, a director of Sherwin-Williams, is a minority shareholder of Accuspray. Sherwin-Williams expects to make purchases from Accuspray in 2002.

     Please also refer to the description of Mr. Breen's consulting arrangement set forth under the caption entitled "Compensation of Directors" on page five.

                    EXPENSE AND METHOD OF PROXY SOLICITATION

     The enclosed proxy is solicited by the Board of Directors and the entire cost of solicitation will be paid by Sherwin-Williams. In addition to the solicitation of proxies by use of the mail, officers and other Sherwin-Williams employees may solicit the return of proxies. Georgeson Shareholder Communications Inc. has also been retained to aid in the solicitation of proxies, for which it will receive a fee estimated at $15,000 plus reasonable expenses. Proxies will be solicited by personal interview, mail, telephone and electronic means.

                           SHAREHOLDER PROPOSALS FOR
                              2003 ANNUAL MEETING

     Shareholder proposals must be received at Sherwin-Williams' headquarters, 101 Prospect Avenue, N.W., Cleveland, Ohio 44115-1075, Attention: Vice President, General Counsel and Secretary, on or before November 12, 2002 in order to be considered for inclusion in the proxy materials relating to the 2003 Annual Meeting of Shareholders. In addition, if Sherwin-Williams is not provided with written notice of a shareholder proposal on or before January 26, 2003, proxies solicited by the Board of Directors for the 2003 Annual Meeting of Shareholders will confer discretionary authority to vote on the shareholder proposal if presented at such Annual Meeting. In order to remove any question as to the date on which a proposal was received, it is suggested that proposals be submitted by certified mail-return receipt requested.

                            HOUSEHOLDING INFORMATION

     Some banks, brokers and other nominees are participating in the practice of "householding" proxy statements and annual reports. This means that beneficial holders of Sherwin-Williams common stock who share the same address or household may not receive separate copies of this Proxy Statement and our 2001 Annual Report. We will promptly deliver an additional copy of either document to you if you write or call us at the following address or phone number: 101 Prospect Avenue, N.W., Cleveland, Ohio 44115-1075, Attention: Investor Relations, (216) 566-2000.

                           ANNUAL REPORT ON FORM 10-K

     WE WILL PROVIDE TO EACH SHAREHOLDER WHO IS SOLICITED TO VOTE AT THE 2002 ANNUAL MEETING OF SHAREHOLDERS, UPON THE WRITTEN REQUEST OF SUCH PERSON AND WITHOUT CHARGE, A COPY OF OUR 2001 ANNUAL REPORT ON FORM 10-K. PLEASE WRITE TO US AT 101 PROSPECT AVENUE, N.W., CLEVELAND, OHIO 44115-1075, ATTENTION: INVESTOR RELATIONS.

                                   APPENDIX A

                          THE SHERWIN-WILLIAMS COMPANY

                                2003 STOCK PLAN

     The Sherwin-Williams Company 2003 Stock Plan is established effective as of January 1, 2003. The purpose of the Plan is to attract and retain key executive, managerial, technical and professional personnel for The Sherwin-Williams Company and its Subsidiaries by providing incentives and rewards for performance by such personnel.

                                   ARTICLE I

                                  DEFINITIONS

     As used herein, the following terms shall have the following respective meanings unless the context clearly indicates otherwise:

     1.01  1994 Stock Plan. The Sherwin-Williams Company 1994 Stock Plan.

     1.02 Appreciation Right. A right to receive from the Company, upon surrender of the related stock option, an amount equal to the Spread in accordance with Article IV.

     1.03 Award. An Option Right, Appreciation Right, grant or sale of Restricted Stock, or any combination of the foregoing.

     1.04 Award Document. An agreement, certificate, notice or other type or form of document or documentation which sets forth the terms and conditions of an Award. An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and need not be signed by a representative of the Company or a Participant.

     1.05  Board of Directors.  The Board of Directors of the Company.

     1.06 Code. The Internal Revenue Code of 1986, as the same has been or may be amended from time-to-time.

     1.07 Committee. The Compensation and Management Development Committee of the Board of Directors or such other committee designated by the Board of Directors to administer the Plan that is composed of two (2) or more independent directors appointed by the Board of Directors.

     1.08 Common Stock. Common stock, par value $1.00 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type described in Article VIII.

     1.09 Company. The Sherwin-Williams Company, or its corporate successor or successors.

     1.10 Date of Grant. The date specified by the Board of Directors on which a grant or sale of an Award shall become effective.

     1.11 Eligible Employees. Persons who are selected by the Board of Directors and who are, at the time such persons are selected, officers (including officers who are members of the Board of Directors) or other key employees of the Company or any of its Subsidiaries.

     1.12 Fair Market Value. The average between the highest and the lowest quoted selling price of Common Stock on the New York Stock Exchange or any successor exchange.

     1.13 ISO. An "incentive stock option" within the meaning of Section 422 of the Code.

     1.14 Option Right. The right to purchase a share of Common Stock upon exercise of an option granted pursuant to Article III.

     1.15 Participant. An Eligible Employee named in an Award Document evidencing an outstanding Award.

     1.16 Performance Period. A period of time designated by the Board of Directors over which one or more Performance Goals may be measured.

     1.17 Performance Goal. Any of the following business criteria: earnings before interest, taxes, depreciation and amortization; earnings per share; return on equity; return on net assets employed; and free cash flow. A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, Subsidiaries, acquired businesses, minority investments, partnerships or joint ventures.

     1.18 Plan. The Sherwin-Williams Company 2003 Stock Plan, as amended from time-to-time.

     1.19  Restricted Stock.  Shares of Common Stock granted or sold pursuant to
Article V as to which neither the substantial risk of forfeiture nor the prohibition or restriction on transfer has lapsed, terminated or been cancelled.

     1.20 Retirement. Retirement under a retirement plan of the Company or a Subsidiary at or after attaining the age of fifty-five (55) with ten (10) or more years of service or retirement at an earlier age with the consent of the Board of Directors.

     1.21 Spread. The excess of the Fair Market Value per share of Common Stock on the date when an Appreciation Right is exercised over the option price provided for in the related stock option.

     1.22 Subsidiary. Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting or sale of the Award each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     1.23  Tax Date.  The date upon which the tax is first determinable.

                                   ARTICLE II

                             COMMON STOCK AVAILABLE

     2.01 Number of Shares. The shares of Common Stock (a) sold upon the exercise of Option Rights, (b) delivered upon the exercise of Appreciation Rights or (c) awarded or sold as Restricted Stock and released from any substantial risk of forfeiture shall not exceed in the aggregate 8,500,000 shares plus the number of shares of Common Stock authorized pursuant to the 1994 Stock Plan which are not granted pursuant to the 1994 Stock Plan as of the expiration thereof, and of which not more than ten percent (10%) of such total authorized shares shall be available to be awarded or sold as Restricted Stock and released from any substantial risk of forfeiture, all subject to adjustment as provided in Articles VII and VIII. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

     2.02 Reuse of Shares. In addition to the shares authorized in Section 2.01, the following shares also may again be used for future Awards under the
Plan: (a) shares awarded under the Plan or the 1994 Stock Plan that are subsequently forfeited or surrendered in accordance with the Plan or the 1994 Stock Plan, (b) shares awarded under the Plan or the 1994 Stock Plan that subsequently expire or terminate for any reason without issuance of shares of Common Stock, and (c) shares tendered by a Participant in payment of all or part of the exercise price of an Option Right granted under the Plan or the 1994 Stock Plan, and shares tendered by or withheld from a Participant in satisfaction of the withholding obligations in respect of an Option Right, an Appreciation Right or Restricted Stock granted under the Plan or the 1994 Stock Plan.

                                  ARTICLE III

                                 OPTION RIGHTS

     3.01 Authorization and Terms. The Board of Directors may from time-to-time authorize the granting of Option Rights to Eligible Employees to purchase shares of Common Stock. Each grant shall be subject to the following terms, conditions and limitations and such other terms, conditions and limitations not inconsistent with the Plan as may be set forth in the applicable Award Document:

          (A) Each grant shall specify the number of shares of Common Stock to which it pertains.

          (B) Each grant shall specify an option price per share equal to at least the Fair Market Value per share on the Date of Grant, and that such option price shall be payable in full at the time of exercise of the Option Right either (i) in cash, (ii) by exchanging for the shares to be issued pursuant to the exercise of the Option Right previously acquired shares of Common Stock held for such period of time, if any, as the Board of Directors may require (valued at an amount equal to the Fair Market Value on the date of exercise), (iii) by delivering a properly executed exercise notice to the Company together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds with respect to the shares to be acquired upon exercise having a Fair Market Value on the date of exercise equal to the exercise price, or (iv) a combination of the payment methods specified in clauses (i), (ii) and
     (iii). The proceeds of sale of Common Stock subject to Option Rights are to be added to the general funds of the Company or to the shares of the Common Stock held in treasury and used by the Company for general corporate purposes.

          (C) Successive grants may be made to the same Eligible Employee whether or not any Option Rights previously granted to such Eligible Employee remain unexercised.

          (D) The Option Rights may be either (i) options which are intended to qualify under particular provisions of the Code, including, but not limited to, ISOs, (ii) options which are not intended to so qualify or (iii) any combination of separate grants of both (i) and (ii).

          (E) Unless otherwise set forth in the applicable Award Document, an Option Right (until terminated as provided herein) shall be exercisable to the extent of one-third of the shares granted one full year from the Date of Grant and to the extent of an additional one-third of such shares on the date two years and the date three years from the Date of Grant. Unless otherwise set forth in the applicable Award Document, in the event of the death of the Participant, any Option Rights outstanding shall, notwithstanding the provision providing for accrual in installments set forth in the preceding sentence, become immediately exercisable in full. To the extent exercisable, the Option Rights may be exercised in whole or in part from time-to-time.

          (F) Except as otherwise set forth in the applicable Award Document, all rights under any Option Right, including any Option Right installment which has not previously become exercisable, shall cease and terminate on the earliest of the following dates:

             (i) The date on which a Participant ceases to be an employee of the Company or a Subsidiary for any reason whatsoever unless the Participant ceases to be such employee by reason of (a) death or (b) Retirement;

             (ii) Three years after the date of the death of the Participant if
        (a) the Participant dies while an employee of the Company or a Subsidiary or (b) the Participant dies following his or her Retirement;

             (iii) Ten years from the date on which the Option Right was granted; and

             (iv) The date on which the Participant intentionally commits an act materially harmful to the interests of the Company or a Subsidiary as determined by the Board of Directors.

          (G) Nothing contained in the Plan shall limit whatever right the Company or a Subsidiary might otherwise have to terminate the employment of the Participant, and the terms of an Option Right shall not be affected in any manner by any employment or other agreement between the Participant and the Company or any Subsidiary.

          (H) An Option Right shall not be exercisable if such exercise would involve a violation of any applicable federal or state securities law. An Option Right shall not be exercisable if at the time of exercise such exercise would require registration under the Securities Act of 1933, as amended, or under any similar federal securities law then in effect, of the shares of Common Stock or other securities to be purchased thereunder, and such registration shall not then be effective. The Company shall register the shares of Common Stock or other securities covered by an Option Right under any such law if (i) such registration shall be necessary for the exercise of an Option Right and the Board of Directors shall not determine that such registration would result in undue expense or undue hardship to the Company or (ii) the Board of Directors, in it sole discretion, shall determine that such registration is desirable to effect the purposes for which the Option Right is granted and would not result in undue expense or undue hardship to the Company.

          (I) Each grant of Option Rights shall be evidenced by an Award Document issued on behalf of the Company and delivered to the Participant.

          (J) The number of shares for which Option Rights may be granted to any Eligible Employee during any calendar year shall not exceed 1,000,000.

                                   ARTICLE IV

                              APPRECIATION RIGHTS

     4.01 Authorization and Terms. The Board of Directors may from time-to-time authorize the granting of Appreciation Rights to Eligible Employees in respect of any or all stock options heretofore or hereafter granted (including stock options simultaneously granted) pursuant to any stock option plan or employment agreement of the Company now or hereafter in effect, whether or not such stock options are at such time exercisable, to the extent that such stock options at such time have not been exercised and have not been terminated. Each grant shall be subject to the terms, conditions and limitations set forth herein and such other terms, conditions and limitations not inconsistent with the Plan as may be set forth in the applicable Award Document. The amount which may be due the Participant at the time of the exercise of an Appreciation Right may be paid by the Company in whole shares of Common Stock (valued at an amount equal to the Fair Market Value on the date of exercise), in cash or a combination thereof, as the Board of Directors shall determine. Each grant of Appreciation Rights shall be evidenced by an Award Document issued on behalf of the Company and delivered to the Participant.

     4.02 Exercise of Appreciation Rights. An Appreciation Right may be exercised at any time when the related stock option may be exercised by the surrender to the Company, unexercised, of the related stock option.

     4.03 Limitation on Payments. The amount payable on the exercise of any Appreciation Rights may not exceed 100% (or such lesser percentage as the Board of Directors may determine) of the aggregate Spread of the shares of Common Stock covered by the related stock option.

     4.04 Termination of Appreciation Rights. An Appreciation Right shall terminate and may no longer be exercised upon the earlier of (a) exercise or termination of the related stock option or (b) any termination date set forth in the applicable Award Document.

     4.05 Limitation on Number of Appreciation Rights. The number of shares for which Appreciation Rights may be granted to any Eligible Employee during any calendar year shall not exceed 1,000,000.

                                   ARTICLE V

                                RESTRICTED STOCK

     5.01 Authorization and Terms. The Board of Directors may from time-to-time authorize the granting or sale of Restricted Stock to Eligible Employees. Each grant or sale shall be subject to the following terms, conditions and limitations and such other terms, conditions and limitations not inconsistent with the Plan as may be set forth in the applicable Award Document:

          (A) Each grant or sale shall constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services and shall entitle such Participant to voting, dividend and other ownership rights, as the Board of Directors may determine, subject, however, to a "substantial risk of forfeiture," within the meaning of Section 83 of the Code and the regulations thereunder, and restrictions on transfer as the Board of Directors may determine.

          (B) Each grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value per share on the Date of Grant.

          (C) Each grant or sale of Restricted Stock shall be evidenced by an Award Document issued on behalf of the Company and delivered to the Participant.

          (D) Each grant or sale shall be subject to a vesting requirement as specified by the Board of Directors. The vesting requirement shall specify the percentage of the number of shares of Restricted Stock granted to any Participant that such Participant shall be entitled to receive without restriction based upon achievement of one or more Performance Goals.

          (E) The number of shares of Restricted Stock that may be granted to any Eligible Employee during any calendar year shall not exceed 500,000.

                                   ARTICLE VI

                           ADMINISTRATION OF THE PLAN

     6.01 Generally. The Plan shall be administered by the Board of Directors, which may from time-to-time delegate all or any part of its authority under the Plan to a Committee.

     6.02 Interpretation and Construction. The interpretation and construction by the Board of Directors of any provision of the Plan or of any Award Document and any determination by the Board of Directors, in its business judgement, pursuant to any provision of the Plan or of any such Award Document shall be final and conclusive. No member of the Board of Directors shall be liable for any such action or determination. All questions pertaining to the construction, interpretation, regulation, validity and effect of the terms and provisions of the Plan shall be determined in accordance with the laws of the State of Ohio.

                                  ARTICLE VII

                           AMENDMENT AND TERMINATION

     7.01 Amendment of the Plan. The Plan may be amended from time-to-time by the Board of Directors; provided, however, that after the Plan has been approved by the shareholders of the Company, no amendment of the Plan shall be made by the Board of Directors without (a) the approval of the Company's shareholders to the extent shareholder approval of the amendment is required by applicable law or regulations or the requirements of the principal exchange on which the Common Stock is listed, if any, or to the extent the amendment increases the maximum number of shares specified in Article II (except that adjustments authorized by Section 8.02 shall not be limited by this provision) and (b) the consent of each affected Participant if such amendment would adversely affect such Participant's rights or obligations under any Award made prior to the date of such amendment.

     7.02 Amendment of Award Documents. The Board of Directors may amend any Award Document evidencing an Award, provided, however, that except as provided in Section 8.02, (a) the option price per share may not be decreased following the Date of Grant of any related Option Right and (b) no such amendment shall, without the consent of the Participant, adversely affect such Participant's rights or obligations under any Award made prior to the date of such amendment, except as otherwise set forth in the Plan or the applicable Award Document.

     7.03 Automatic Termination. Unless earlier terminated by the Board of Directors, the Plan will terminate at midnight on April 23, 2012, and no new Awards may be granted thereafter. However, Awards previously granted will continue in force beyond such date subject to the terms and provisions of the Plan and the applicable Award Document.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     8.01 Transferability. Unless otherwise set forth in the applicable Award Document, no Option Right or Appreciation Right shall be transferable by a Participant other than by will or the laws of descent and distribution, and Option Rights and Appreciation Rights shall be exercisable during the Participant's lifetime only by the Participant. No right or interest of any Participant in any Award shall be subject to alienation, anticipation, encumbrance, garnishment, attachment, any lien, obligation or liability of such Participant, or execution or levy of any kind, voluntary or involuntary, except as provided herein or required by law.

     8.02 Adjustments. The Board of Directors may make or provide for such adjustments in the exercise price, sale price and the number or kind of shares of Common Stock or other securities covered by outstanding Awards as the Board of Directors in its sole discretion, as determined in its business judgement, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that would otherwise result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, separation, reorganization or partial or complete liquidation, or (c) any other corporate transaction or event which in the determination of the Board of Directors, as determined in its business judgement, has an effect similar to any of the foregoing. The Board of Directors may also make or provide for such adjustments in the number or kind or shares of the Company's Common Stock or other securities which may be sold or transferred under the Plan and in the maximum number of shares that may be purchased or received by any person, and may make such other equitable adjustments, as the Board of Directors in its sole discretion, as determined in its business judgement, may determine is appropriate to reflect any event of the type described in clauses (a), (b) and/or (c) of the preceding sentence.

     8.03 Fractional Shares. The Company shall not be required to sell or transfer any fractional share of Common Stock pursuant to the Plan. The Board of Directors may provide for the elimination of fractions or for the settlement of fractions in cash.

     8.04 Withholding Taxes. The Company shall have the right to deduct from any transfer of shares or other payment under the Plan an amount equal to the federal, state and local income taxes and employment taxes required to be withheld by it with respect to such transfer and payment and, if the cash portion of any such payment is less than the amount of taxes required to be withheld, to require the Participant or other person receiving such transfer or payment, to pay to the Company the balance of such taxes so required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay to the Company an amount required to be withheld under applicable income and employment tax laws, the Participant, in accordance with such rules as may be specified by the Board of Directors, may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld (except in the case of Restricted Stock where an election under Section 83(b) of the Code has been made), or by delivering to the Company other shares of Common Stock held by such Participant. The shares used for tax withholding settlement will be valued at an amount equal to the Fair Market Value of such Common Stock on the Tax Date. Election by a Participant to have shares withheld or to deliver other shares of Common Stock for this purpose will be subject to the following restrictions: (a) such election must be made prior to the Tax Date and (b) such election will be subject to the disapproval of the Board of Directors. In no event shall the aggregate Fair Market Value of the shares of Common Stock withheld and/or delivered pursuant to this Section 8.04 to satisfy applicable withholding taxes in connection with an Award exceed the minimum amount of taxes required to be withheld.

     8.05 Change of Control. Unless otherwise set forth in the applicable Award Document, in the event of a "Change of Control" of the Company, as defined below, (a) any Option Rights or Appreciation Rights outstanding shall, notwithstanding any provisions providing for accrual in installments, become immediately exercisable in full and (b) any Restricted Stock Awards outstanding shall no longer be subject to any substantial risk of forfeiture, restrictions on transfer or vesting requirements. A "Change of Control" shall be deemed to have occurred if:

          (A) Any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, hereinafter the "Exchange Act") who or that, together with all "Affiliates" and "Associates" (as such terms are defined in Rule 12b-2, as in effect on April 23, 1997, of the General Rules and Regulations under the Exchange Act) of such person, is the Beneficial Owner (as defined below) of ten percent (10%) or more of the shares of Common Stock then outstanding, except:

             (i) the Company;

             (ii) any of the Company's subsidiaries in which a majority of the voting power of the equity securities or equity interests of such subsidiary is owned, directly or indirectly, by the Company;

             (iii) any employee benefit or stock ownership plan of the Company or any trustee or fiduciary with respect to such a plan acting in such capacity; or

             (iv) any such person who has reported or may, pursuant to Rule 13d-1(b)(1) of the General Rules and Regulations under the Exchange Act, report such ownership (but only as long as such person is the Beneficial Owner of less than fifteen percent (15%) of the shares of Common Stock then outstanding) on Schedule 13G (or any comparable or successor report) under the Exchange Act.

     Notwithstanding the foregoing: (a) no person shall become the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) solely as the result of an acquisition of Common Stock by the Company that, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person to ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock then outstanding; provided, however, that if a person becomes the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock solely by reason of purchases of Common Stock by the Company and shall, after such purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock which has the effect of increasing such person's percentage ownership of the then-outstanding shares of Common Stock by any means whatsoever, then such person shall be deemed to have triggered a Change of Control; and
     (b) if the Board of Directors determines that a person who would otherwise be the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock has become such inadvertently (including, without limitation, because (1) such person was unaware that it Beneficially Owned ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock or (2) such person was aware of the extent of such beneficial ownership but such person acquired beneficial ownership of such shares of Common Stock without the intention to change or influence the control of the Company) and such person divests itself as promptly as practicable of a sufficient number of shares of Common Stock so that such person would no longer be the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above), then such person shall not be deemed to be, or have been, the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock, and no Change of Control shall be deemed to have occurred.

          (B) During any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors and any new director (other than a director initially elected or nominated as a director as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies by or on behalf of such director) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

          (C) There shall be consummated any consolidation, merger or other combination of the Company with any other person or entity other than:

             (i) a consolidation, merger or other combination which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty-one percent (51%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such consolidation, merger or other combination; or

             (ii) a consolidation, merger or other combination effected to implement a recapitalization and/or reorganization of the Company (or similar transaction), or any other consolidation, merger or other combination of the Company, which results in no person, together with all Affiliates and Associates of such person, becoming the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (A)(iv) above) of the combined voting power of the Company's then outstanding securities.

          (D) There shall be consummated any sale, lease, assignment, exchange, transfer or other disposition (in one transaction or a series of related transactions) of fifty percent (50%) or more of the assets or earning power of the Company (including, without limitation, any such sale, lease, assignment, exchange, transfer or other disposition effected to implement a recapitalization and/or reorganization of the Company (or similar transaction)) which results in any person, together with all Affiliates and Associates of such person, owning a proportionate share of such assets or earning power greater than the proportionate share of the voting power of the Company that such person, together with all Affiliates and Associates of such person, owned immediately prior to any such sale, lease, assignment, exchange, transfer or other disposition.

          (E) The shareholders of the Company approve a plan of complete liquidation of the Company.

     For purposes of this Section 8.05, a person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

          (x) which such person or any of such person's Affiliates or Associates is considered to be a "beneficial owner" under Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on April 23, 1997;

          (y) which such person or any of such person's Affiliates or Associates, directly or indirectly, has or shares the right to acquire, hold, vote (except pursuant to a revocable proxy as described in the proviso to this definition) or dispose of such securities (whether any such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversation rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed to be the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or

          (z) which are beneficially owned, directly or indirectly, by any other person (or any Affiliate or Associate of such other person) with which such person (or any of such person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), with respect to acquiring, holding, voting (except as described in the proviso to this definition) or disposing of any securities of the Company;

provided, however, that a person shall not be deemed the Beneficial Owner of, nor to beneficially own, any security if such person has the right to vote such security pursuant to an agreement, arrangement or understanding which (1) arises solely from a revocable proxy given to such person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any comparable or successor report) under the Exchange Act; and provided, further, that nothing in this Section 8.05 shall cause a person engaged in business as an underwriter or securities to be the Beneficial Owner of, or to beneficially own, any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition or such later date as the Board of Directors may determine in any specific case.

     8.06 Not an Employment Contract. The Plan shall not confer upon any Eligible Employee or Participant any right with respect to continuance of employment with the Company or any Subsidiary, nor shall it interfere in any way with any right such Eligible Employee, Participant, the Company or any Subsidiary would otherwise have to terminate such Eligible Employee's or Participant's employment at any time.

     8.07 Invalidity of Provisions. Should any part of the Plan for any reason be declared by any court of competent jurisdiction to be invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall continue in full force and effect as if the Plan had been adopted with the invalid portion hereof eliminated, it being the intention of the Company that it would have adopted the remaining portion of the Plan without including any such part, parts or portion which may for any reason be hereafter declared invalid.

     8.08 Effective Date. The Plan will become effective on January 1, 2003 following its approval at a duly held meeting of the shareholders of the Company. The Plan shall be deemed to have been adopted on the date of such meeting.

                         ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                          THE SHERWIN-WILLIAMS COMPANY

                           Wednesday, April 24, 2002
                                   9:00 A.M.

                           Landmark Conference Center
                              927 Midland Building
                           101 Prospect Avenue, N.W.
                                Cleveland, Ohio

                                     AGENDA
                                     ------

- Fix the number of directors at eleven and elect eleven directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected.

-       Approve The Sherwin-Williams Company 2003 Stock Plan.

- Transact such other business as may properly come before the Annual Meeting.


--------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT!

 Whether or not you plan to attend the Annual Meeting, please promptly vote by the Internet, by telephone, or by completing and returning the attached proxy card. Voting early will help avoid additional solicitation costs and will not prevent you from voting in person at the Annual Meeting if you wish to do so.
--------------------------------------------------------------------------------

[SHERWIN WILLIAMS LOGO]


                          THE SHERWIN-WILLIAMS COMPANY
                          PROXY/VOTING INSTRUCTION CARD
                ANNUAL MEETING OF SHAREHOLDERS - APRIL 24, 2002

    The undersigned authorizes C.M. CONNOR, J.M. SCAMINACE and L.E. STELLATO, and each of them, with power of substitution, to vote and otherwise represent all of the shares of common stock and convertible participating serial preferred stock of The Sherwin-Williams Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders on April 24, 2002, and any adjournment(s) thereof, as indicated on the reverse side, and in their discretion on all other matters as may properly come before the Annual Meeting. This card also provides voting instructions for shares of common stock, if any, held for the account of the undersigned by The Bank of New York, as agent of the Stock Ownership and Automatic Dividend Reinvestment Plan, and by Fidelity Management Trust Company, as trustee of the Employee Stock Purchase and Savings Plan.

    THIS CARD IS SOLICITED JOINTLY BY THE BOARD OF DIRECTORS, THE BANK OF NEW YORK (WITH RESPECT TO SHARES HELD UNDER THE DIVIDEND REINVESTMENT PLAN) AND FIDELITY (WITH RESPECT TO SHARES HELD UNDER THE STOCK PURCHASE AND SAVINGS
PLAN). YOU ARE ENCOURAGED TO SPECIFY YOUR VOTE BY COMPLETING THE REVERSE SIDE OF THIS CARD. WHEN PROPERLY COMPLETED AND SIGNED, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR DIRECTIONS. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, SIMPLY SIGN, DATE AND RETURN THIS CARD; NO BOXES NEED BE MARKED. IF YOU SIGN, DATE AND RETURN THIS CARD WITHOUT SPECIFYING YOUR VOTE, YOUR SHARES WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN THE PROXY HOLDER'S DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. IF YOU DO NOT TIMELY RETURN THIS CARD, THE PROXY HOLDERS CAN NOT VOTE YOUR SHARES (OR, IN THE CASE OF THE STOCK PURCHASE AND SAVINGS PLAN, IF YOU DO NOT RETURN THIS CARD BY THE CLOSE OF BUSINESS ON APRIL 18, 2002, YOUR SHARES WILL BE VOTED IN THE SAME PROPORTION AS FIDELITY VOTES THOSE SHARES FOR WHICH IT RECEIVES PROPER INSTRUCTIONS).

(Continued and to be dated and signed on reverse side.)


THE SHERWIN-WILLIAMS COMPANY
P.O. BOX 11031
NEW YORK, N.Y. 10203-0031

[SHERWIN                     YOUR VOTE IS IMPORTANT!
 WILLIAMS LOGO]          VOTE BY INTERNET OR TELEPHONE
                         24 Hours a Day - 7 Days a Week
                            It's Fast and Convenient


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          INTERNET                                             TELEPHONE                                 MAIL
          --------                                             ---------                                 ----
                                                              1-888-216-1307
  https://www.proxyvotenow.com/shw                  - Use any touch-tone telephone.           - Mark, sign and date your proxy card
- Go to the website address listed above.           - Have your proxy card ready.             - Detach your proxy card.
- Have your proxy card ready.                       - Enter your Control Number located       - Return your proxy card in the
- Enter your Control Number located in                in the box below.                         postage-paid envelope provided.
  the box below.                                    - Follow the simple recorded
- Follow the simple instructions on the website.      instructions.

                                                                                   Your Internet or telephone vote authorizes
                                                                                   the named proxies to vote your shares in the
                                                                                   same manner as if you marked, signed and
                                                                                   returned your proxy card. If you have
                                                                                   submitted your proxy by the Internet or
                                                                                   telephone there is no need for you to mail
                                                                                   back your proxy card.



                                                                                                   1-888-216-1307
                                                                                               CALL TOLL-FREE TO VOTE



                                                                                                 CONTROL NUMBER FOR
                                                                                            TELEPHONE OR INTERNET VOTING


                    THE INTERNET AND TELEPHONE VOTING FACILITIES WILL CLOSE AT 5:00 P.M. E.S.T. ON APRIL 23, 2002.
                            DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY THE INTERNET OR TELEPHONE

[ ]  Sign, Date and Return this                [X]
     Card Promptly Using the
     Enclosed Envelope.               Votes must be indicated
                                      (x) in Black or Blue ink.

A vote "FOR" this proposal is recommended by the Board of Directors.

1. ELECTION OF 11 DIRECTORS: 01-J.C. BOLAND,02-J.G. BREEN, 03-D.E. COLLINS,     A vote "FOR" this proposal is recommended
   04-C.M. CONNOR, 05-D.E. EVANS, 06-R.W. MAHONEY, 07-G.E. MCCULLOUGH,          by the Board of Directors.
   08-A.M. MIXON, III, 09-C.E. MOLL, 10-J.M. SCAMINACE, 11-R.K. SMUCKER
                                                                                2. APPROVAL OF THE 2003 STOCK PLAN
    FOR                        WITHHOLD
    ALL                        FOR ALL                        EXCEPTIONS           FOR        AGAINST  ABSTAIN
    [ ]                          [ ]                             [ ]               [ ]          [ ]      [ ]

   (INSTRUCTIONS: To withhold authority to vote for any individual nominee,             In their discretion, the proxy holders are
   mark the "Exceptions" box and write that nominee's name on the line below).          authorized to vote upon such other business
                                                                                        as may properly come before the Annual
                                                                                        Meeting or any adjournment thereof.
   --------------------------------------------------------------------------


                                                                                        Mark this box if you have included a
                                                                                        change of address.                   [ ]

                                                                                        Mark this box if you have included   [ ]
                                                                                        comments.

                                                                                --------------------------------
                                                                                SCAN LINE
                                                                                --------------------------------

                                                                        Please sign exactly as your name appears hereon.
                                                                        Joint owners should each sign. When signing as
                                                                        attorney, executor, administrator, trustee, guardian
                                                                        or in other representative capacity, please give your
                                                                        full title.


                                                        Date           Shareholder sign here          Co-Owner sign here

                                                        ------------------------------------          -----------------------------